Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 14, 2017, included in the Proxy Statement/Prospectus-Information Statement that is made a part of Amendment No. 2 to the Registration Statement (Form S-4 No. 333-214393) and Prospectus of Everett SpinCo, Inc. for the registration of 141,125,995 shares of its common stock.

/s/ Ernst & Young LLP

San Jose, California

February 14, 2017